Exhibit 3.1

Exhibit 3.1

FORM NO. 2

BERMUDA

THE COMPANIES ACT 1981

MEMORANDUM OF ASSOCIATION OF

COMPANY LIMITED BY SHARES

(Section 7(1) and (2))

AMENDED MEMORANDUM OF ASSOCIATION

OF

Level 3 GC Limited (name change resulting from amalgamation between Apollo

Amalgamation Sub. Ltd. and Global Crossing Limited effective 4 October 2011)

(hereinafter referred to as “the Company”)

Deleted: Apollo Amalgamation Sub, Ltd.

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. We, the undersigned, namely,

NAME ADDRESS BERMUDIAN STATUS (Yes/No) NATIONALITY NUMBER OF

SHARES

SUBSCRIBED

David J. Doyle Clarendon House 2 Church Street Hamilton HM 11 Bermuda Yes British One

Christopher G. Garrod “ Yes British One

Alison R. Guilfoyle “ No British One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3. The Company is to be an exempted company as defined by the Companies Act 1981 (the “Act”).

4. The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding in all, including the following parcels:- N/A

5. The authorised share capital of the Company is US$10,000.00 divided into shares of US$1.00 each.

6. The objects for which the Company is formed and incorporated are unrestricted.

7. Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and -

(i) pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii) pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

(iii) pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

(Subscribers) (Witnesses)

SUBSCRIBED this 1st day of April 2011